                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has duly increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of Maryland General Corporation Law.

         THIRD: Immediately prior to the increase the Corporation had the authority to issue One Billion One Hundred Million (1,100,000,000) shares of capital stock. Following the increase, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

         FOURTH: The par value of shares of the Corporation's capital stock before the increase was and after the increase is One Cent ($0.01) per shares.

         FIFTH: Immediately prior to the increase, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Eleven
Million Dollars ($11,000,000). After giving effect to the increase, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

         SIXTH: Immediately prior to the increase, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

   Series                        Number of Shares           Aggregate Par Value
   ------                        ----------------           -------------------

International Growth Fund          525,000,000                  $5,250,000
International Discovery Fund       205,000,000                  $2,050,000
Emerging Markets Fund               75,000,000                   $ 750,000
Global Growth Fund                 155,000,000                  $1,550,000
Life Sciences Fund                  70,000,000                   $ 700,000
Technology Fund                     70,000,000                   $ 700,000

         SEVENTH: Immediately prior to the increase, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                         Number of Shares          Aggregate
 Series Name                    Class Name                as Allocated             Par Value
 -----------                    ----------                ------------             ---------

International Growth Fund       Investor                  450,000,000             $4,500,000
                                Institutional              50,000,000                500,000
                                Service                             0                      0
                                Advisor                    25,000,000                250,000
International Discovery Fund    Investor                  175,000,000             $1,750,000
                                Institutional              25,000,000                250,000
                                Service                             0                      0
                                Advisor                     5,000,000                 50,000
Emerging Markets Fund           Investor                   50,000,000               $500,000
                                Institutional              12,500,000                125,000
                                Service                             0                      0
                                Advisor                    12,500,000                125,000
Global Growth Fund              Investor                  135,000,000             $1,350,000
                                Institutional              10,000,000                100,000
                                Advisor                    10,000,000                100,000
Life Sciences Fund              Investor                   50,000,000               $500,000
                                Institutional              10,000,000                100,000
                                Advisor                    10,000,000                100,000
Technology Fund                 Investor                   50,000,000               $500,000
                                Institutional              10,000,000                100,000
                                Advisor                    10,000,000                100,000

         EIGHTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has allocated One
Billion Six Hundred Million (1,600,000,000) shares of the Three Billion
(3,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per share, for an aggregate par value of One Million Six
Hundred Thousand Dollars ($1,600,000). As a result of the action taken by the
Board of Directors referenced in Article EIGHTH of these Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

  Series                         Number of Shares           Aggregate Par Value
  ------                         ----------------           -------------------

International Growth Fund          800,000,000                  $8,000,000
International Discovery Fund       305,000,000                  $3,050,000
Emerging Markets Fund               75,000,000                   $ 750,000
Global Growth Fund                 155,000,000                  $1,550,000
Life Sciences Fund                 120,000,000                  $ 1,200,000
Technology Fund                    145,000,000                  $ 1,450,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the six (6) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:

                                                       Number of Shares            Aggregate
   Series Name                  Class Name               as Allocated              Par Value
   -----------                  ----------               ------------              ---------

International Growth Fund       Investor                  700,000,000             $7,000,000
                                Institutional              75,000,000                750,000
                                Service                             0                      0
                                Advisor                    25,000,000                250,000

International Discovery Fund    Investor                  250,000,000             $2,500,000
                                Institutional              50,000,000                500,000
                                Service                             0                      0
                                Advisor                     5,000,000                 50,000

Emerging Markets Fund           Investor                   50,000,000               $500,000
                                Institutional              12,500,000                125,000
                                Service                             0                      0
                                Advisor                    12,500,000                125,000

Global Growth Fund              Investor                  135,000,000             $1,350,000
                                Institutional              10,000,000                100,000
                                Advisor                    10,000,000                100,000

Life Sciences Fund              Investor                  100,000,000             $1,000,000
                                Institutional              10,000,000                100,000
                                Advisor                    10,000,000                100,000

Technology Fund                 Investor                  125,000,000             $1,250,000
                                Institutional              10,000,000                100,000
                                Advisor                    10,000,000                100,000

         TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         THIRTEENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article EIGHTH, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article NINTH.

         IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 18th day of
October, 2000.

                                            AMERICAN CENTURY WORLD
ATTEST:                                     MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                           /s/ David C. Tucker
Name:  Otis H. Cowan                        Name:   David C. Tucker
Title: Assistant Secretary                 Title:   Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL
FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  October 18, 2000                  /s/ David C. Tucker
                                          David C. Tucker, Senior Vice President